AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MERCURY WASTE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1827776
                        (IRS Employer Identification No.)

                     302 NORTH RIVERFRONT DRIVE, SUITE 100A
                            MANKATO, MINNESOTA 56001
                    (Address of principal executive offices)

                                STOCK OPTION PLAN
                              (Full title of Plan)

                                 BRAD J. BUSCHER
                          MERCURY WASTE SOLUTIONS, INC.
                     302 NORTH RIVERFRONT DRIVE, SUITE 100A
                            MANKATO, MINNESOTA 56001
                                 (507) 345-0522
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             SHAWN R. MCINTEE, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                               3300 NORWEST CENTER
                               90 SOUTH 7TH STREET
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

                             CALCULATION OF REGISTRATION FEE

==============================================================================================
TITLE OF                               PROPOSED MAXIMUM  PROPOSED MAXIMUM
OF SECURITIES TO BE   AMOUNT TO BE     OFFERING PRICE    AGGREGATE            AMOUNT OF
REGISTERED            REGISTERED(1)    PER SHARE (1)(2)  OFFERING PRICE (2)   REGISTRATION FEE
----------------------------------------------------------------------------------------------
Common Stock (no         185,500           $4.125          $765,187.50            $259.39
par value per share)     shares
==============================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the NASDAQ SmallCap Market on July 6, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The contents of the Registration Statement on Form S-8 No. 333-27199, filed on May 15, 1997.

     (b) The contents of the Registrant's Form 10-KSB for the fiscal year ended December 31, 1997.

     (c) The contents of the Registrant's Form 10-QSB for the first quarter ended March 31, 1998.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

   5.    Opinion of Maslon Edelman Borman & Brand, LLP.
   23.1  Consent of McGladrey & Pullen, LLP
   23.2  Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).
   24.   Power of Attorney (included on Signature Page).

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on July 9, 1998.

                    MERCURY WASTE SOLUTIONS, INC.

                    By /s/ Brad J. Buscher
                             Brad J. Buscher
                             Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Brad J. Buscher or Shawn R. McIntee, each or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

       Signature                Title                            Date
       ---------                -----                            ----

 /s/ Brad J. Buscher            Chairman of the Board and        July 9, 1998
----------------------------    Chief Executive Officer
Brad J. Buscher

 /s/ Mark G. Edlund             President, Director              July 9, 1998
----------------------------
Mark G. Edlund

 /s/Todd J. Anderson            Chief Financial Officer          July 9, 1998
----------------------------
Todd J. Anderson

 /s/ Alan R. Geiwitz            Director                         July 6, 1998
----------------------------
Alan R. Geiwitz

 /s/ Joel H. Gottesman          Director                         July 8, 1998
----------------------------
Joel H. Gottesman

 /s/ Robert L. Etter            Director                         July 6, 1998
----------------------------
Robert L. Etter

 /s/ Frank L. Farrar            Director                         July 8, 1998
----------------------------
Frank L. Farrar

                                    EXHIBITS


Exhibit Number           Description of Exhibit                         Page No.
--------------           ----------------------                         --------

5.               Opinion of Maslon Edelman Borman & Brand, LLP.              5
23.1             Consent of McGladrey & Pullen, LLP                          6
23.2             Consent of Maslon Edelman Borman & Brand, LLP (contained
                 in Exhibit 5).                                              5
24.              Power of Attorney (included on Signature page).             3